Exhibit 10.111

AGREEMENT

This Agreement (the "AGREEMENT") is made on this 28th day of November 2016 by and between:

(1)

GENER8 MARITIME SUBSIDIARY INC. (formerly NAVIG8 CRUDE TANKERS INC.), a corporation incorporated under the laws of The Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "BUYER").

(2)

HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organised and existing under the laws of the Republic of Korea, having its principal office at 93, Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea (the "BUILDER").

(BUYER and BUILDER shall hereinafter be referred to as the "PARTIES" collectively)

WHEREAS,

(A)

The BUYER and the BUILDER entered into a shipbuilding contract dated 12 December 2013 (as supplemented by a supplemental agreement dated 12 December 2013 and as further supplemented from time to time) (the "CONTRACT") in respect of the construction and sale of the one diesel engine 300,000 dwt crude oil tanker having hull number S771 (the "VESSEL").

(B)

Subject to the terms of this AGREEMENT, the BUYER has requested to postpone the payment of the fourth instalment of the contract price (the "CONTRACT PRICE") as defined in the article X, 2-(d) of the CONTRACT for a certain period.

(C)	The BUILDER is willing to agree to such postponement of the payment of the fourth instalment of the CONTRACT PRICE under the term and condition herein below.

NOW, THEREFORE, in consideration of the mutual premises and covenants undertaken herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the PARTIES hereby agree as follows;

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1.   POSTPONEMENT

Notwithstanding the ARTICLE X, 2-(d) of the CONTRACT, it shall be amended that five per cent (5%) of the CONTRACT PRICE amounting to U.S.Dollars Four Million Seven Hundred Sixty five Thousand only (US$ 4,765,000.-) out of total 10% of the CONTRACT PRICE (the "FOURTH INSTALMENT A") shall be paid by the BUYER to the BUILDER no later than December 15, 2016 and outstanding five per cent (5%) of the CONTRACT PRICE amounting to U.S.Dollars Four Million Seven Hundred Sixty five Thousand only (US$ 4,765,000.-) (the "FOURTH INSTALMENT B") shall be paid by the BUYER to the BUILDER concurrently with the delivery of the VESSEL scheduled on February 27, 2017.

2.   INTEREST

In consideration of the postponement of the fourth instalment, the BUYER shall pay to the BUILDER interest at the rate of six percent (6%) per annum calculated from October 24, 2016 to the actual receipt of each payment of the fourth instalment as shown in below table.

	FOURTH INSTALMENT A	FOURTH INSTALMENT B
Contractual Due Date	October 24, 2016
Adjusted Due Date	December 15, 2016	February 27, 2017
Period of Postponement	52 days	126 days
Principal	$ 4,765,000	$4,765,000
Interest	$ 40,731	$ 98,694
Total Amount	$4,805,731	$ 4,863,694

The interest in the above table is based on the amended payment schedule.

3.   EFFECTIVENESS

This AGREEMENT shall become effective upon signing by the PARTIES hereto.

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4.   CONFIDENTIALITY

This AGREEMENT shall be kept strictly private and confidential by the PARTIES hereto and shall not be disclosed to any third parties unless mutually agreed.

5.   OTHER TERMS

All other terms of the CONTRACT remain unaltered and unaffected by the terms of this AGREEMENT.

6.   GOVERNING LAW AND JURISDICTION

This AGREEMENT shall be governed by and construed in accordance with English law and any dispute under this AGREEMENT shall be referred to arbitration in accordance with the terms of Article XIII of the CONTRACT.

IN WITNESS WHEREOF the PARTIES hereto have caused this AGREEMENT to be duly executed on the date first above written.

For and on behalf of the BUYER		For and on behalf of the BUILDER

By	/s/ George Fikaris	By	: /s/ Ho Woung Cheom
Name	: George Fikaris	Name	: Ho Woung Cheom
Title	: Vice President	Title	: Team Leader / CMD

For US$10 and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), We, Nonghyup Bank, hereby acknowledge the terms of this Agreement and give our consent accordingly to the variation of the Contract on the terms set out herein with effect from the date first above written..

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